EMPLOYMENT AGREEMENT

     AGREEMENT effective this 1st day of September, 1997, by and between TSR, Inc., a Delaware Corporation, with offices at 400 Oser Avenue, Hauppauge, New York 11788 (hereinafter called the "Corporation") and William Connor, residing at 7 Blueberry Lane, Stony Brook, NY 11790 (hereinafter called "Executive").

                               W I T N E S S E T H

     WHEREAS, the Corporation desires to employ Executive and Executive is willing to undertake such employment on the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

          1. The corporation hereby employs Executive as an executive of the Corporation and as Executive Vice President of Catch/21 Enterprises, Incorporated ("Catch/21"), as long as the Company's Year 2000 business is operated through Catch/21, or in such other position as he may be elected or appointed to by the Corporation's Board of Directors, to perform such supervisory or executive duties on behalf of the Corporation and Catch/21 as the Board of Directors of the Corporation may from time to time determine.

          2. Executive hereby accepts such employment and agrees that throughout the period of his employment hereunder, he will devote his full time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, in furtherance of the business of the Corporation and to promote the interest of the corporation, will perform the duties assigned to him pursuant to paragraph 1 hereof, subject, at all times, to the direction and control of the Board of Directors of

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     the Corporation. Executive shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as the Corporation shall from time to time establish. During the period of Executive's employment hereunder, Executive shall not be entitled to additional compensation for serving in any office of the corporation or any of is subsidiaries to which he is elected, including without limitation as a Director of the Corporation.

          3. Executive shall be employed for a term commencing as of the 1st day of September, 1997, and ending on the 30th day of September, 2000, subject to earlier termination pursuant to the provisions hereof (the "Term").

          4. a) As full compensation for his services hereunder the Corporation will pay to Executive i) a salary at the rate of One Hundred Thousand ($100,000) dollars through August 31, 1998 and Two Hundred Thousand ($200,000) dollars per annum thereafter, payable in equal installments no less frequently than semi-monthly, and ii) the bonus payable pursuant to
     Section 4b). In addition to such salary and bonus, Executive shall be entitled to participate, to the extent he is eligible under the terms and conditions thereof, in any pension, profit-sharing, retirement, hospitalization, insurance for medical services, or other employee benefit plan generally available to executives of the Corporation, which may be in effect from time to time during the period of his employment hereunder. The Corporation shall be under no obligation to institute or continue the existence of any such employee benefit plan.

          b) The Corporation shall pay to Executive a bonus for each year ended August 31 during the Term equal to 2 1/2% of the "Revenues" (as defined below) in excess of $5,000,000 of the Corporation and its subsidiaries, on a consolidated basis, from the "Catch/21 Business" (as defined below). "Revenues" shall equal the revenues of the Corporation and its subsidiaries on a consolidated basis from the Catch/21 Business included in the Corporation's regularly prepared consolidated

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     financial statements for each year ended August 31, less any commissions or other payments to third parties in connection with the Catch/21 business, determined in accordance with Generally Accepted Accounting Principles, provided, however, that there shall be excluded from Revenues any consulting fees paid to the Corporation or its Subsidiaries in connection with any conversion of software applications, including any amounts paid to the Corporation or its Subsidiaries based on the time of quality assurance managers or others rendering services in connection with the conversion of software applications and any amounts paid to the Corporation or its Subsidiaries for reimbursement of expenses. The "Catch/21 Business" shall mean the business conducted by the Corporation and its subsidiaries of providing services to convert software applications to make them Year 2000 compliant utilizing, in part, Catch/21's software and any software subsequently developed by Executive. The bonus shall be payable within 60 days after the end of each year ending August 31 and shall be accompanied by a statement setting forth in reasonable detail the calculation of Revenues for the period.

          5. The Corporation shall reimburse Executive for all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of the Corporation, upon the submission to the Corporation of appropriate vouchers therefor and approval thereof by the Treasurer of the Corporation; provided, however, that if reimbursement has been made by the Corporation for expenses substantially disallowed, Executive shall reimburse the Corporation for any such amounts. Such reimbursements shall be subject to the expense reimbursement policies of the Corporation which are in effect from time to time.

          6. Notwithstanding any provision contained herein to the contrary, the Corporation may terminate Employee's employment hereunder at any time for "Cause" as such term has been interpreted pursuant to the decisions of the courts of the State of New York which have interpreted the meaning of "Cause" as

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     justifiable termination pursuant to employment arrangements generally.

          7. Catch/21 and Executive have entered into a Maintenance of Confidence and Non-Compete Agreement dated as of September 30, 1996, the terms of which are hereby expressly incorporated into this Agreement, provided, however, that the Maintenance of Confidence and Non-Compete Agreement may be assigned by Catch/21 to the Corporation and shall continue to be effective notwithstanding any termination of Executive's employment hereunder and shall continue in effect upon expiration of this Employment Agreement pursuant to the terms of the Maintenance of Confidence and Non-Compete Agreement.

          8. In the event of Executive's death during the Term, this Agreement shall terminate immediately, and Executive's legal representatives shall be entitled to receive the salary due Executive through the last day of the calendar month during which his death shall have occurred and the bonus determined pursuant to Section 4b) based on Revenues from the Catch/21 Business through the end of such calendar month.

          9. If, during the Term, Executive is unable to perform his duties hereunder on account of illness, accident or other physical or mental incapacity and such illness or other incapacity shall continue for a period of three (3) consecutive months or an aggregate of ninety (90) days in any consecutive twelve (12) month period, the Corporation shall have the right, on thirty (30) days written notice (given after such period) to Executive, to terminate this Agreement. In such event, the Corporation shall be obligated to pay to Executive his salary only to the end of the calendar month in which such termination occurs and Executive shall be entitled to receive the bonus determined pursuant to Section 4b) based on Revenues from the Catch/21 Business through the end of such calendar month. However, if prior to the date specified in such notice, Executive's illness or incapacity shall have

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     terminated and he shall have taken up the performance of his duties hereunder, Executive shall be entitled to resume his employment hereunder, as though such notice had not been given.

          10. a) The Corporation shall have the right from time to time to purchase, increase, modify or terminate insurance policies on the life of Executive for the benefit of the Corporation, in such amounts as the corporation shall determine in its sole discretion.

          b) In connection with paragraph 10a) above, Executive shall, at such time or times and at such place or places as the Corporation may reasonably direct, submit himself to such physical examinations and Executive shall deliver such documents as the Corporation may deem necessary or desirable.

          11. The parties hereto acknowledge that Executive's services are unique and that, in the event of a breach of Executive of any of his obligations under this Agreement, the Corporation will not have an adequate remedy at law. Accordingly, in the event of any such breach or threatened breach by Executive, the Corporation shall be entitled to such equitable and injunctive relief as may be available to restrain the Executive participating in such breach or threatened breach from the violation of the provisions thereof. Nothing herein shall be construed as prohibiting the corporation from pursuing any other remedies at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Executive hereunder.

         12. This Agreement together with the Maintenance of Confidence and NonCompete Agreement, constitute the entire agreement of the parties hereto and no amendment or modification hereof shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought. This Agreement supersedes the Employment Agreement dated as of September 30, 1996

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     between Catch/21 and Executive.

          13. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if a) delivered in person; b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail return receipt requested; c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) or d) sent by certified mail, return receipt requested, postage and fees prepaid as follows:

          If to the Corporation at:

          Chairman of the Board
          TSR, Inc.
          400 Oser Avenue
          Hauppauge, NY 11788

          with a copy to:

          Steven A. Fishman, Esq.
          Battle Fowler LLP
          75 East 55 Street
          New York, NY 10022

          If to the Executive at:

          Mr. William Connor
          7 Blueberry Lane
          Stony Brook, NY 11790

               Either of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other party given under this paragraph 13. The date of the giving of any notice sent by mail shall be the date of the posting of the mail.

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               14. Neither this Agreement nor the right to receive any payments hereunder may be assigned by Executive. This Agreement shall be binding upon Executive, his heirs, executors and administrators and upon the corporation, its successors and assigns.

               15. No course of dealing nor any delay on the part of the Corporation in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

               16. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of New York applicable to agreements entered into and to be performed entirely therein.

               17. If any clause, paragraph, section or part of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement.

               18. Employee acknowledges that he is not subject to any agreement which would in any way restrict him from carrying out his employment as contemplated hereunder.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                  /s/ WILLIAM CONNOR
                                                  ------------------------------
                                                  William Connor
                                                   Executive

                                                  TSR, Inc.

                                                  By: /s/ JOSEPH F. HUGHES
                                                     ---------------------------
                                                  Name:  Joseph F. Hughes
                                                  Title: Chairman of the Board,
                                                         President and Chief
                                                         Executive Officer




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